Investor Contacts: Jim McLemore, CFA President & CEO 337.237.8343 Lorraine Miller, CFA EVP & CFO 337.593.3143

MidSouth Bancorp, Inc. Reports First Quarter 2019 Results

Quarterly Highlights

•
Reported EPS for the first quarter of 2019 was a loss of $0.40 versus a loss of $0.03 for the first quarter of 2018 primarily due to the impact of a $6.6 million impairment charge for a shared national healthcare credit.

•
Bank level classified assets to capital declined from 29% for the fourth quarter 2018 to 25% for the first quarter of 2019 due to the successful execution of a $16.9 million loan sale partially offset by the $6.6 million impairment mentioned above.

•
FTE net interest margin of 3.89% decreased 46 basis points from fourth quarter 2018 which included 18 basis points of accelerated loan accretion, and 13 basis points impact due to the reversal of accrued interest in the first quarter of 2019 for a shared national healthcare credit.

•	Funding costs of 55 basis points remain below market averages with core deposits comprising a strong 88% of Total Deposits.

•	Tangible common equity to tangible assets at March 31, 2019 was 8.0%.

LAFAYETTE, LA., April 30, 2019/BusinessWire/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported a quarterly net loss available to common shareholders of $6.64 million for the three months ended March 31, 2019, compared to net loss available to common shareholders of $450,000 reported for the three months ended March 31, 2018 and $23.1 million in net loss available to common shareholders for the fourth quarter of 2018. The first quarter loss is primarily due to the $6.6 million impairment charge for a shared national healthcare credit. MidSouth has one additional pass rated shared national credit for $10.3 million with a company headquartered in the Acadiana market. The first quarter of 2018 included after-tax charges of $691,000 resulting from the transfer of loans to held for sale, $3.1 million for regulatory remediation costs, $115,000 related to branch closures during the quarter and $70,000 for legal fees related to a bulk loan sale. The fourth quarter of 2018 included an after-tax charge of $3.9 million for regulatory remediation costs, a $11.4 million tax-related charge for the establishment of a valuation allowance to fully reserve against net deferred tax assets given the company’s cumulative pretax loss position. Excluding 2018 non-operating expenses, a loss of $0.40 per diluted share was reported for the first quarter of 2019, compared to diluted loss per common share of $0.73 for the fourth quarter of 2018 and diluted income per share of $0.21 for the first quarter of 2018.

Balance Sheet
Consolidated assets decreased $112.4 million to $1.7 billion at March 31, 2019 from $1.9 billion at March 31, 2018 and essentially unchanged from $1.7 billion at December 31, 2018. Our stable core deposit base, which excludes time deposits, totaled $1.3 billion at March 31, 2019 and December 31, 2018 and accounted for 87.5% and 87.6% of deposits at March 31, 2019 and December 31, 2018, respectively. Net loans totaled $868.9 million at March 31, 2019, compared to $882.4 million at December 31, 2018 and $1.1 billion at March 31, 2018. Loans held for sale of $1.5 million at March 31, 2019 declined from $23.9 million at December 31, 2018, due to the successful execution of a $16.9 million loan sale in the first quarter of 2019.

MidSouth’s Tier 1 leverage capital ratio was 11.60% at March 31, 2019, compared to 11.45% at December 31, 2018. Tier 1 risk-based capital and total risk-based capital ratios were 18.22% and 19.49% at March 31, 2019, respectively, compared to 17.79% and 19.04% at December 31, 2018, respectively. Tier 1 common equity to total risk-weighted assets at March 31, 2019 was 12.48%, compared to 12.20% at December 31, 2018. Tangible common equity totaled $135.9 million at March 31, 2019, compared to $136.4 million at December 31, 2018. Tangible book value per share at March 31, 2019 was $8.13 compared to $8.20 at December 31, 2018.

Asset Quality
Nonperforming assets totaled $23.9 million at March 31, 2019, a decrease of $6.6 million compared to $30.5 million reported at December 31, 2018. The decrease is primarily attributable to the sale of $16.9 million of nonperforming loans offset by a $13.2 million increase in non-

accrual loans due primarily to a $11.4 million shared national healthcare credit. Allowance coverage for nonperforming loans decreased to 106.85% at March 31, 2019, compared to 195.40% at December 31, 2018. The ALLL/total loans ratio was 2.77% at March 31, 2019 and 1.94% at December 31, 2018. The ratio of annualized net charge-offs to total loans decreased to 0.11% for the three months ended March 31, 2019 compared to 8.45% for the three months ended December 31, 2018, primarily as a result of the charge-offs taken in the fourth quarter due to the impending bulk loan sale.

Total nonperforming assets, excluding nonperforming loans held for sale to total loans plus ORE and other assets repossessed was 2.68% at March 31, 2019 compared to 3.39% at December 31, 2018. Loans classified as troubled debt restructurings, accruing (“TDRs, accruing”) totaled $713,000 at March 31, 2019 compared to $1.3 million at December 31, 2018. Total classified assets, including ORE, were $44.4 million at March 31, 2019 compared to $51.2 million at December 31, 2018. The balance of classified loans decreased as a result of principal reductions through payoffs and/or pay-downs and settlements and the completion of problem asset sales of $18.3 million offset by the downgrade of a shared national credit in the healthcare industry in the amount of $11.4 million. The classified assets to capital ratio at MidSouth Bank was 25% at March 31, 2019 versus 29% at December 31, 2018.

More information on our energy loan portfolio and other information on quarterly results can be found on our website at MidSouthBank.com under Investor Relations/Presentations.

First Quarter 2019 vs. Fourth Quarter 2018 Earnings Comparison
MidSouth reported a net loss available to common shareholders of $6.6 million for the three months ended March 31, 2019, compared to net loss available to common shareholders of $23.1 million for the three months ended December 31, 2018. Revenues from consolidated operations decreased $324,000 from $24.0 million in the fourth quarter of 2018 to $23.7 million in the first quarter 2019, primarily as a result of the gain on sale of loans of $1.3 million and gain on sale of securities of $373,000 offset by a decrease in loan income of $1.5 million.

The first quarter of 2019 did not include any remediation costs. The fourth quarter of 2018 included a non-recurring charge of $5.0 million of regulatory remediation costs. Excluding these non-operating expenses, noninterest expense increased $212,000 and consisted primarily of a continued investment in compliance staffing and an $805,000 offset due to lower professional fees.

The provision for loan losses decreased $4.4 million from the fourth quarter 2018 to the first quarter 2019. A $11.4 million tax-related charge was recorded during the fourth quarter of 2018 associated with the establishment of a valuation reserve against the net deferred tax assets. Excluding this adjustment, we recorded income tax expense of $7.6 million for the fourth quarter of 2018, compared to no income tax expense for the first quarter of 2019.

Dividends on the Series B Preferred Stock issued to the U.S. Treasury as a result of our participation in the Small Business Lending Fund totaled $720,000 for the first quarter of 2019 and the fourth quarter of 2018 based on a dividend rate of 9%. Dividends on the Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation totaled $90,000 for the three months ended March 31, 2019 and December 31, 2018.

Fully taxable-equivalent (“FTE”) net interest income decreased $1.9 million from the fourth quarter 2018 to the first quarter 2019, primarily due to a decrease in interest income on loans and interest bearing deposits with other banks of $1.5 million and $360,000, respectively. Higher loan yields for the fourth quarter 2018 are reflective of management’s recognition of the remaining PSB loan accretion discounts into income. Excluding these purchase accounting adjustments, the loan yield decreased 11 bps, from 5.85% to 5.74% during the same period. The average yield on investment securities decreased 30 basis points, from 3.16% to 2.86%, due to a repositioning of the bond portfolio through the sale of higher yielding municipal and corporate bonds and the timing impact of the sales and reinvestments on average balances. The average yield on total earning assets decreased 54 bps for the same period, from 4.87% to 4.41%, respectively. The FTE net interest margin decreased 53 bps from 4.35% for the fourth quarter 2018 to 3.89% for the first quarter of 2019. Excluding purchase accounting adjustments, the FTE net interest margin decreased 22 bps, from 4.04% for the fourth quarter of 2018 to 3.89% for the first quarter of 2019.

First Quarter 2019 vs. First Quarter 2018 Earnings Comparison
MidSouth reported a net loss available to common shareholders of $6.6 million for the three months ended March 31, 2019, compared to net loss available to common shareholders of

$450,000 for the three months ended March 31, 2018. Revenues from consolidated operations decreased $108,000 in quarterly comparison, from $23.8 million for the three months ended March 31, 2018 to $23.7 million for the three months ended March 31, 2019. Net interest income decreased $2.0 million in quarterly comparison, resulting from a $1.6 million decrease in interest income primarily driven by lower loan levels, in addition to a higher interest expense of $435,000 reflecting the impact of higher interest rates. Operating noninterest income decreased $203,000 which excludes $1.6 million gains on assets sales including loans and investments.

Excluding remediation expenses of $3.9 million for the first quarter of 2018, noninterest expenses increased $1.9 million in quarterly comparison and consisted primarily of a $2.0 million increase in salaries and employee benefits costs. The provision for loan losses increased $7.6 million in quarterly comparison, from $0 for the three months ended March 31, 2018 to $7.6 million the three months ended March 31, 2019. We recorded an income tax benefit of $34,000 for the first quarter of 2018 versus no benefit for the first quarter of 2019.

Dividends on preferred stock totaled $810,000 for the three months ended March 31, 2019 and 2018. Dividends on the Series B Preferred Stock were $720,000 for the three months ended March 31, 2019 and 2018. Dividends on the Series C Preferred Stock totaled $90,000 for the three months ended March 31, 2019 and 2018.

Interest income on loans decreased $3.0 million primarily due to a $255.4 million decline in average loans given ongoing efforts to reduce problem loans and slower loan originations due to an internal focus on improving loan portfolio management and loan operations.

Investment securities totaled $469.8 million, or 26.9% of total assets at March 31, 2019, versus $367.2 million, or 19.8% of total assets at March 31, 2018. The investment portfolio had an effective duration of 2.6 years and a net unrealized loss of $70,000 at March 31, 2019. FTE interest income on investments increased $947,000 in prior year quarterly comparison. The average volume of investment securities increased $90.0 million in prior year quarterly comparison, and the average tax equivalent yield on investment securities increased 32 basis points, from 2.54% to 2.86%.

The average yield on all earning assets decreased 15 basis points in prior year quarterly comparison, from 4.56% for the first quarter of 2018 to 4.41% for the first quarter of 2019, due to a less favorable mix of earning assets given the decline in loans on a year-over-year basis.

Interest expense increased $435,000 in prior year quarterly comparison primarily due to a $442,000 increase in interest expense on deposits and a $67,000 increase in interest expense on junior subordinated debt, which were partially offset by a $74,000 decrease in interest expense on repurchase agreements and FHLB borrowings.

As a result of these changes in volume and yield on earning assets and interest-bearing liabilities, the FTE net interest margin decreased 23 basis points, from 4.12% for the first quarter of 2018 to 3.89% for the first quarter of 2019.

About MidSouth Bancorp, Inc.
MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana, with assets of $1.7 billion as of March 31, 2019. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 42 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at MidSouthBank.com.

Non-GAAP Financial Measures
This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude charges that are not considered part of recurring operations. Non-GAAP measures in this press release include, but are not limited to, descriptions such as “operating noninterest income,” “operating (loss) earnings per share,” “tangible common equity”, “tangible book value per share,” “operating return on average common equity,” “operating return on average assets,” and “operating efficiency ratio.” In addition, this press release, consistent with SEC Industry Guide 3, presents total revenue, net interest income, net interest margin, "non-operating expenses" and efficiency ratios on a fully taxable equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 21% for all periods beginning on or after January 1, 2018, as well as state income taxes, where applicable, to increase tax-exempt interest income to a taxable-equivalent basis. MidSouth believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, statements regarding expected future performance and shareholder value.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements.

These statements are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.  Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties and may be affected by various factors that may cause actual results, developments and business decisions to differ materially from those in the forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions in the markets we serve, including, without limitation, changes related to the oil and gas industries that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; increases in competitive pressure in the banking and financial services industries; increased competition for deposits and loans which could affect compositions, rates and terms; changes in the levels of prepayments received on loans and investment securities that adversely affect the yield and value of the earning assets; our ability to successfully implement and manage our  strategic initiatives; costs and expenses associated with our strategic initiatives and regulatory remediation efforts and possible changes in the size and components of the expected costs and charges associated with our strategic initiatives and regulatory remediation efforts; our ability to realize the anticipated benefits and cost savings from our strategic initiatives within the anticipated time frame, if at all; the ability of the Company to comply with the terms of the formal agreement and the consent order with the Office of the Comptroller of the Currency; risk of noncompliance with and further enforcement actions regarding the Bank Secrecy Act and other anti-money laundering statues and regulations; credit losses due to loan concentration, particularly our energy lending and commercial real estate portfolios; a deviation in actual experience from the underlying assumptions used to determine and establish our allowance for loan and lease losses (“ALLL”), which could result in greater than expected loan losses; the adequacy of the level of our ALLL and the amount of loan loss provisions required in future periods including the impact of implementation of the new CECL (current expected credit loss) methodology; future examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, impose additional enforcement actions or conditions on our operations, require additional regulatory remediation efforts or require us to increase our allowance for loan losses or write-down assets; changes in the availability of funds resulting from reduced liquidity or increased costs; the timing and impact of future acquisitions or divestitures, the success or failure of integrating acquired operations, and the ability to capitalize on growth opportunities upon entering new markets; the ability to acquire, operate, and maintain effective and efficient operating systems; the identified material weaknesses in our internal control over financial reporting; increased asset levels and changes in the composition of assets that would impact capital levels and regulatory capital ratios; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including the impact of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and other changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; regulations and restrictions resulting from our participation in government-sponsored programs such as the U.S. Treasury’s Small Business Lending Fund, including potential retroactive changes in such programs; changes in accounting principles, policies, and guidelines applicable to financial holding companies and banking; increases in cybersecurity risk, including potential business disruptions or financial losses; acts of war, terrorism, cyber intrusion, weather, or other catastrophic events beyond our control; and other factors discussed under the heading “Risk Factors” in MidSouth’s  Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 18, 2019 and in its other filings with the SEC.

MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	March 31	December 31	September 30	June 30	March 31
Total interest income	$17,445	$19,340	$18,436	$18,739	$18,997
Total interest expense	2,062	2,097	1,970	1,814	1,627
Net interest income	15,383	17,243	16,466	16,925	17,370
Provision for loan losses	7,600	12,000	4,300	440	—
Non-interest income	6,273	4,702	5,090	4,882	4,829
Non-interest expense	19,886	24,644	23,527	22,273	21,873
(Loss) earnings before income taxes	(5,830)	(14,699)	(6,271)	(906)	326
Income tax (benefit) expense	—	7,610	(1,373)	(237)	(34)
Net (loss) earnings	(5,830)	(22,309)	(4,898)	(669)	360
Dividends on preferred stock	810	809	810	810	810
Net loss available to common shareholders	$(6,640)	$(23,118)	$(5,708)	$(1,479)	$(450)

PER COMMON SHARE DATA
Basic loss per share	(0.40)	(1.39)	(0.34)	(0.09)	(0.03)
Diluted loss per share	(0.40)	(1.39)	(0.34)	(0.09)	—
Diluted (loss) earnings per share, operating (Non-GAAP)(*)	(0.40)	(0.66)	(0.08)	0.17	0.21
Quarterly dividends per share	0.01	0.01	0.01	0.01	0.01
Book value per share at end of period	10.78	10.88	12.05	12.50	12.62
Tangible book value per share at period end (Non-GAAP)(*)	8.13	8.20	9.35	9.78	9.89
Market price per share at end of period	11.41	10.60	15.40	13.25	12.65
Shares outstanding at period end	16,715,671	16,641,017	16,641,105	16,619,894	16,621,811
Weighted average shares outstanding:
Basic	16,673,818	16,640,174	16,557,664	16,525,571	16,495,438
Diluted	16,673,818	16,640,174	16,557,664	16,525,571	16,495,438
AVERAGE BALANCE SHEET DATA
Total assets	$1,742,686	$1,791,990	$1,830,834	$1,860,906	$1,860,070
Loans and leases	904,293	944,545	1,020,834	1,109,371	1,159,671
Total deposits	1,440,961	1,476,211	1,503,528	1,514,321	1,495,907
Total common equity	182,231	202,796	209,010	210,291	214,183
Total tangible common equity(*)	137,793	158,083	164,020	165,024	168,629
Total equity	223,203	243,768	249,997	251,278	255,170
SELECTED RATIOS
Return on average assets, operating(*)(**)	(1.52)%	(2.70)%	(0.30)%	0.59%	0.76%
Return on average common equity, operating(*)(**)	(14.57)%	(23.83)%	(2.60)%	5.22%	6.59%
Return on average tangible common equity, operating(*)(**)	(19.28)%	(30.57)%	(3.31)%	6.65%	8.37%
Efficiency ratio, operating(*)	91.83%	89.35%	83.36%	77.38%	75.57%
Average loans to average deposits	62.76%	63.98%	67.90%	73.26%	77.52%
Tier 1 leverage capital ratio	11.60%	11.45%	12.53%	12.71%	12.80%
CREDIT QUALITY
Allowance for loan and lease losses (ALLL) as a % of total loans	2.77%	1.94%	2.54%	2.22%	2.23%
Nonperforming assets to tangible equity + ALLL	14.89%	6.44%	23.75%	32.99%	36.86%
Nonperforming assets to total loans, other real estate owned and other repossessed assets	2.67%	1.12%	5.45%	7.07%	7.47%
QTD net charge-offs to total loans (**)	0.11%	8.45%	1.40%	0.87%	0.54%
(**) Annualized
(*) See reconciliation of Non-GAAP financial measures on pages 18-20.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Consolidated Balance Sheets (unaudited)
(in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Assets
Cash and cash equivalents	$243,430	$205,371	$302,888	$278,776	$211,486
Securities available-for-sale	434,679	437,754	352,606	308,937	293,970
Securities held-to-maturity	35,107	37,759	64,893	67,777	73,255
Total investment securities	469,786	475,513	417,499	376,714	367,225
Other investments	17,083	16,614	16,508	14,927	12,896
Loans held for sale	1,511	23,876	—	—	1,117
Total loans	893,650	899,785	962,743	1,057,963	1,137,255
Allowance for loan losses	(24,779)	(17,430)	(24,450)	(23,514)	(25,371)
Loans, net	868,871	882,355	938,293	1,034,449	1,111,884
Premises and equipment	55,097	55,382	56,006	56,834	57,848
Lease right of use asset	8,263	—	—	—	—
Goodwill and other intangibles	44,303	44,580	44,856	45,133	45,409
Deferred Tax Asset	11,207	11,373	8,452	6,659	4,854
Deferred Tax Asset Valuation Allowance	(11,207)	(11,373)	—	—	—
Other assets	36,991	39,707	41,752	45,425	45,036
Total assets	$1,745,335	$1,743,398	$1,826,254	$1,858,917	$1,857,755

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$418,321	$383,167	$425,696	$419,517	$427,504
Interest-bearing deposits	1,027,314	1,068,904	1,083,433	1,103,503	1,076,433
Total deposits	1,445,635	1,452,071	1,509,129	1,523,020	1,503,937
Securities sold under agreements to repurchase	11,968	11,220	13,676	14,886	33,026
Lease liability	8,203	—	—	—	—
FHLB advances	27,500	27,500	27,506	37,511	37,516
Junior subordinated debentures	22,167	22,167	22,167	22,167	22,167
Other liabilities	8,696	8,450	12,325	12,661	10,272
Total liabilities	1,524,169	1,521,408	1,584,803	1,610,245	1,606,918
Total shareholders' equity	221,166	221,990	241,451	248,672	250,837
Total liabilities and shareholders' equity	$1,745,335	$1,743,398	$1,826,254	$1,858,917	$1,857,755

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Consolidated Statements of Operation (unaudited)
(in thousands except per share data)

	Three Months Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Interest income:
Loans, including fees	$12,987	$14,536	$14,590	$15,344	$16,015
Investment securities	3,326	3,230	2,429	2,370	2,363
Other interest income	1,132	1,574	1,417	1,025	619
Total interest income	17,445	19,340	18,436	18,739	18,997
Interest expense:
Deposits	1,680	1,669	1,602	1,410	1,238
Securities sold under agreement to repurchase	14	17	16	25	40
FHLB borrowings	81	136	81	120	129
Other borrowings	287	275	271	259	220
Total interest expense	2,062	2,097	1,970	1,814	1,627
Net interest income	15,383	17,243	16,466	16,925	17,370
Provision for loan losses	7,600	12,000	4,300	440	—
Net interest income after provision for loan losses	7,783	5,243	12,166	16,485	17,370
Noninterest income:
Service charges on deposit accounts	1,793	1,414	2,159	2,065	2,206
Gain (loss) on securities, net	373	(49)	—	—	—
Gain on sale of loans, net	1,274	—	—	—	—
ATM and debit card income	1,925	2,624	1,796	1,877	1,784
Other charges and fees	908	713	1,135	940	839
Total noninterest income	6,273	4,702	5,090	4,882	4,829
Noninterest expense:
Salaries and employee benefits	9,700	8,895	7,762	7,916	7,719
Occupancy expense	3,307	3,186	3,077	3,193	3,045
ATM and debit card	624	678	653	648	576
Legal and professional fees	1,883	3,457	2,543	1,100	1,689
Remediation expense	—	4,970	5,502	5,323	3,926
Other non-interest expense	4,372	3,458	3,990	4,093	4,918
Total noninterest expense	19,886	24,644	23,527	22,273	21,873
Earnings (loss) before income taxes	(5,830)	(14,699)	(6,271)	(906)	326
Income tax (benefit)/expense	—	7,610	(1,373)	(237)	(34)
Net (loss) earnings	(5,830)	(22,309)	(4,898)	(669)	360
Dividends on preferred stock	810	809	810	810	810
Net (loss) earnings available to common shareholders	$(6,640)	$(23,118)	$(5,708)	$(1,479)	$(450)
(Loss) earnings per common share, diluted	$(0.40)	$(1.39)	$(0.34)	$(0.09)	$(0.03)
Operating (loss) earnings per common share, diluted on pages 18-20 (Non-GAAP)(*)	$(0.40)	$(0.73)	$(0.08)	$0.17	$0.21
(*) See reconciliation of Non-GAAP financial measures.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Loans, Deposits and Asset Quality (unaudited)
(in thousands)
COMPOSITION OF LOANS	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Commercial, financial, and agricultural	$255,410	$267,340	$294,971	$354,944	$401,048
Real estate - construction	89,723	89,621	90,444	98,108	94,679
Real estate - commercial	376,523	368,449	394,416	414,526	438,779
Real estate - residential	130,700	130,320	136,151	141,104	145,671
Consumer and other	40,784	43,506	46,169	48,649	56,386
Lease financing receivable	510	549	592	632	692
Total loans	$893,650	$899,785	$962,743	$1,057,963	$1,137,255

COMPOSITION OF DEPOSITS	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Noninterest bearing	418,321	$383,167	$425,696	$419,517	$427,504
NOW & other	410,792	400,625	442,487	461,726	459,394
Money market/savings	436,317	488,181	454,867	466,711	441,801
Time deposits of less than $100,000	121,460	121,703	125,363	111,758	113,665
Time deposits of $100,000 or more	58,745	58,395	60,716	63,308	61,573
Total deposits	$1,445,635	$1,452,071	$1,509,129	$1,523,020	$1,503,937

ASSET QUALITY DATA	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Nonaccrual loans	$23,191	$8,920	$51,476	$73,538	$82,275
Loans past due 90 days and over and accruing	—	—	7	3	1
Total nonperforming loans	23,191	8,920	51,483	73,541	82,276
Nonperforming loans held for sale	—	20,441	—	—	808
Other real estate	664	1,067	1,022	1,365	1,803
Other repossessed assets	66	55	—	—	194
Total nonperforming assets	$23,921	$30,483	$52,505	$74,906	$85,081
Troubled debt restructurings, accruing	$713	$1,334	$896	$1,010	$1,153
Nonperforming assets to total assets	1.37%	1.75%	2.88%	4.03%	4.58%
Nonperforming assets to total loans	2.68%	3.39%	5.45%	7.07%	7.47%
ALLL to nonperforming loans	106.85%	195.4%	47.49%	31.97%	30.84%
ALLL to total loans	2.77%	1.94%	2.54%	2.22%	2.23%
Quarter-to-date charge-offs	384	19,277	4,339	2,801	1,836
Quarter-to-date recoveries	133	258	974	505	319
Quarter-to-date net charge-offs	251	19,019	3,365	2,296	1,517
Annualized QTD net charge-offs to total loans	0.11%	8.45%	1.40%	0.87%	0.54%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Tangible Common Equity to Tangible Assets and Regulatory Ratios (unaudited)
(in thousands)

COMPUTATION OF TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	March 31, 2019	December 31, 2018

Total equity	$221,166	$221,990
Less preferred equity	40,972	40,972
Total common equity	180,194	181,018
Less goodwill	42,171	42,171
Less intangibles	2,132	2,409
Tangible common equity	$135,891	$136,438

Total assets	$1,745,335	$1,743,398
Less goodwill	42,171	42,171
Less intangibles	2,132	2,409
Tangible assets	$1,701,032	$1,698,818

Tangible common equity to tangible assets	7.99%	8.03%

REGULATORY CAPITAL

Common equity tier 1 capital	$135,696	$137,991
Tier 1 capital	198,167	201,130
Total capital	211,905	215,310

Regulatory capital ratios:
Common equity tier 1 capital ratio	12.48%	12.20%
Tier 1 risk-based capital ratio	18.22%	17.79%
Total risk-based capital ratio	19.49%	19.04%
Tier 1 leverage ratio	11.60%	11.45%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Quarterly Yield Analysis (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2019			December 31, 2018			September 30, 2018			June 30, 2018			March 31, 2018

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Taxable securities	$436,549	$3,071	2.81%	$375,467	$2,950	3.14%	$347,205	$2,156	2.48%	$340,080	$2,093	2.46%	$334,419	$2,047	2.45%
Tax-exempt securities (*)	38,424	323	3.36%	43,010	355	3.30%	43,151	345	3.20%	43,858	351	3.20%	50,550	400	3.17%
Total investment securities	474,973	3,394	2.86%	418,477	3,305	3.16%	390,356	2,501	2.56%	383,938	2,444	2.54%	384,969	2,447	2.54%
Federal funds sold	5,493	32	2.33%	5,878	33	2.25%	7,250	32	1.77%	5,008	21	1.63%	4,978	18	1.45%
Interest bearing deposits in other banks	185,418	1,004	2.17%	208,001	1,364	2.62%	250,349	1,279	2.04%	201,281	912	1.79%	132,940	514	1.55%
Other investments	16,936	95	2.24%	16,573	177	4.27%	15,640	106	2.71%	14,924	91	2.45%	12,721	87	2.74%
Loans	904,293	12,987	5.74%	944,546	14,536	6.16%	1,020,834	14,590	5.72%	1,109,371	15,344	5.55%	1,159,671	16,015	5.60%
Total interest earning assets	1,587,113	17,512	4.41%	1,593,475	19,415	4.87%	1,684,429	18,508	4.40%	1,714,522	18,812	4.39%	1,695,279	19,081	4.56%
Non-interest earning assets	155,573			198,515			146,405			146,384			164,791
Total assets	$1,742,686			$1,791,990			$1,830,834			$1,860,906			$1,860,070
Interest-bearing liabilities:
Deposits	$1,042,918	$1,680	0.64%	$1,066,322	$1,670	0.63%	$1,083,404	$1,602	0.59%	$1,087,746	$1,409	0.52%	$1,056,417	$1,238	0.47%
Repurchase agreements	12,069	14	0.46%	13,031	17	0.52%	14,641	16	0.44%	26,230	25	0.39%	40,115	40	0.40%
FHLB advances	27,500	81	1.18%	27,500	135	1.96%	29,139	81	1.11%	37,514	120	1.28%	38,741	129	1.33%
Junior subordinated debentures	22,167	287	5.18%	22,167	275	4.96%	22,167	271	4.89%	22,167	260	4.63%	22,167	220	3.97%
Total interest bearing liabilities	1,104,654	2,062	0.75%	1,129,020	2,097	0.74%	1,149,351	1,970	0.69%	1,173,657	1,814	0.62%	1,157,440	1,627	0.57%
Non-interest bearing liabilities	414,829			419,202			431,486			435,971			447,460
Shareholders' equity	223,203			243,768			249,997			251,278			255,170
Total liabilities and shareholders' equity	1,742,686			1,791,990			1,830,834			1,860,906			1,860,070
Net interest income (TE) and spread		$15,450	3.66%		$17,318	4.13%		$16,538	3.71%		$16,998	3.77%		$17,454	3.99%
Net interest margin			3.89%			4.35%			3.93%			3.97%			4.12%
(*) Reflects taxable equivalent adjustments using the federal statutory tax rate of 21% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $68,000 for 1Q19, $75,000 for 4Q18 $72,000 for 3Q18, $74,000 for 2Q18, and $84,000 for 1Q18.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)
	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Tangible common equity and tangible book value per share

Total shareholders' equity	$221,166	$221,990	$241,451	$248,672	$250,837
Less:
Preferred common shareholders' equity	40,972	40,972	40,972	40,987	40,987
Total common equity	180,194	181,018	200,479	207,685	209,850

Less:
Goodwill	$42,171	$42,171	$42,171	$42,171	$42,171
Other intangible assets	$2,132	$2,409	$2,685	$2,962	$3,238
Total tangible common equity	$135,891	$136,438	$155,623	$162,552	$164,441

Period end number of shares	$16,715,671	$16,641,017	$16,641,105	$16,619,894	$16,621,811
Book value per share (period end)	$10.78	$10.88	$12.05	$12.50	$12.62
Tangible book value per share (period end)	$8.13	$8.20	$9.35	$9.78	$9.89

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

Operating (loss) earnings per share	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net loss available to common shareholders'	$(6,640)	$(23,118)	$(5,708)	$(1,479)	$(450)
Adjustment items:
Regulatory remediation costs	—	4,970	5,502	5,323	3,926
Loans held for sale expense	—	—	4	20	963
Branch closure expenses	—	—	—	—	145
Discount accretion acceleration	—	(726)	—	—	—
Tax effect of adjustments	—	(891)	(1,156)	(1,122)	(1,057)
After tax adjustment items	—	3,353	4,350	4,221	3,977
Tax expense adjustment item:
Attributable to valuation allowance on deferred tax	—	7,685	—	—	—
Adjusted net (loss) income	$(6,640)	$(12,080)	$(1,358)	$2,742	$3,527

Weighted average number of shares - diluted	16,673,818	16,640,174	16,557,664	16,525,571	16,495,438
Net (loss) earnings per diluted share	$(0.40)	$(1.39)	$(0.34)	$(0.09)	$(0.03)
Operating net (loss) earnings per diluted share	$(0.40)	$(0.73)	$(0.08)	$0.17	$0.21

Operating ratios
Return on average assets	(1.52)%	(5.16)%	(1.25)%	(0.32)%	(0.10)%
Effect of adjustment items	—%	2.46%	0.95%	0.91%	0.86%
Operating return on average assets	(1.52)%	(2.70)%	(0.30)%	0.59%	0.76%

Return on average common equity	(14.57)%	(45.60)%	(10.92)%	(2.81)%	(0.84)%
Effect of adjustment items	—%	21.77%	8.32%	8.03%	7.43%
Operating return on average common equity	(14.57)%	(23.83)%	(2.60)%	5.22%	6.59%

Return on average tangible common equity	(19.28)%	(58.50)%	(13.92)%	(3.58)%	(1.07)%
Effect of adjustment items	—%	27.93%	10.61%	10.23%	9.44%
Operating return on average tangible common equity	(19.28)%	(30.57)%	(3.31)%	6.65%	8.37%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended
OPERATING EFFICIENCY RATIO (TE)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Operating noninterest expense
Total Noninterest Expense	$19,886	$24,644	$23,527	$22,273	$21,873
Adjustment items:
Regulatory remediation costs	—	$(4,970)	$(5,502)	$(5,323)	$(3,926)
Loans held for sale expense	—	—	4	(20)	(963)
Branch closure expenses	—	—	—	—	(145)
Operating noninterest expense	$19,886	$19,674	$18,029	$16,930	$16,839

Operating efficiency ratio
Net interest income (TE)	15,436	17,318	16,538	16,998	17,454
Noninterest income	6,273	4,702	5,090	4,882	4,829
Total Revenue (TE)	21,709	22,020	21,628	21,880	22,283
Adjustment items
Gain on sale of securities	373	—	—	—	—
Gain on sale of loans	1,274	—	—	—	—
Adjusted total revenue (TE)	20,062	22,020	21,628	21,880	22,283
Efficiency ratio	91.83%	112.30%	109.14%	102.14%	98.53%
Operating efficiency ratio	99.12%	89.35%	83.36%	77.38%	75.57%